Exhibit 99.1

CONTACTS:
(Media):	Bill Mintz Bob Dye	(713) 296-7276 (713) 296-6662

(Investors):	Tom Chambers Rob Rayphole	(713) 296-6685 (713) 296-6160

(Web site):	www.apachecorp.com
APACHE REPORTS RECORD LIQUID HYDROCARBON PRODUCTION,
FIRST-QUARTER EARNINGS OF $705 MILLION OR $2.08 PER SHARE
     Houston, April 29, 2010 — Apache Corporation (NYSE, Nasdaq: APA) today reported first-quarter net income surged to $705 million or $2.08 per diluted common share as liquid hydrocarbon production climbed to a record 300,557 barrels per day, up 8 percent from the prior-year period.
     Apache’s oil output — fueled by first production from two new oil developments in Australia — pushed first-quarter oil and gas revenues to $2.7 billion, up 68 percent from the first quarter of 2009.
     Apache’s first-quarter adjusted earnings*, which exclude write-downs and certain other items that impact the comparability of operating results, totaled $712 million or $2.10 per share, up 226 percent from $218 million or 65 cents per share in the prior-year period. Using generally accepted accounting principles, Apache recorded a net loss of $1.76 billion or $5.25 per common share in the first quarter of 2009 as a result of a $1.98-billion non-cash, after-tax reduction in the carrying value of its oil and gas properties.
     Cash from operations before changes in operating assets and liabilities* totaled $1.6 billion in the first quarter, up nearly 60 percent from $983 million in the year-earlier period.
     “Apache is off to a fast start in 2010, with strong operational and financial results and two strategic steps that will add to the company’s future growth,” said G. Steven Farris, chairman and chief executive officer.

     Operationally, first-quarter production totaled 585,877 barrels of oil equivalent (boe) per day, up 7 percent from the prior-year period as a result of the Australia developments and increased drilling worldwide. Natural gas production increased 5 percent to 1.7 billion cubic feet per day.
     Apache’s worldwide production ramped up during the first quarter, rising to 608,000 boe per day in March. First-quarter net oil production in Australia surged nearly 250 percent to 27,090 barrels per day as production commenced at the Apache-operated Van Gogh and the BHP Billiton-operated Pyrenees developments. Apache owns a 52.5-percent interest in Van Gogh and a 28.57-percent interest in Pyrenees.
     Apache’s exploration success in Egypt’s Faghur Basin continued during the first quarter. Gross productive capacity in the Faghur Basin is expected to rise to 40,000 barrels per day as new processing facilities and transportation infrastructure are brought on line by year-end.
     “Financially, Apache’s strong results reflect rising production from our balanced portfolio,” Farris said. Liquids sales totaled 51 percent of production but accounted for 74 percent of revenue.”
     “We continued to build cash during the quarter, putting us in a strong position for two strategic transactions that are expected to provide near-term production growth on the Gulf Shelf and an extensive inventory of opportunities in the deepwater Gulf of Mexico,” he said.
     Apache recently announced that it has agreed to merge with Mariner Energy, a successful deepwater explorer with estimated proved reserves of 181 million boe (47 percent liquid hydrocarbons) as well as unbooked resource potential of 2 billion boe. In February, Mariner produced 63,000 boe per day from the Gulf Shelf and deepwater, the Permian Basin and other onshore plays.
     Apache also announced it will acquire additional Gulf Shelf assets from Devon Energy Corp. that add production of 19,000 boe per day with year-end 2009 estimated proved and probable reserves of 83 million boe across 158 blocks. Some of the properties in this acquisition are subject to preferential rights by other interest owners.

     “Apache strives continually to build shareholder value over the long term,” Farris said. “We are confident that these strategic steps — not unlike our entry into the Western Desert of Egypt and the Carnarvon Basin in Western Australia — will provide meaningful future value for our shareholders.”
     As they are closed, production from the Mariner and Devon transactions will add to Apache’s previously announced forecast of 5-10 percent production growth.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. From time to time, Apache posts announcements, updates and investor information, in addition to copies of all press releases, on its Web site, www.apachecorp.com.
     *Adjusted earnings and cash from operations before changes in operating assets and liabilities are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to www.apachecorp.com/financialinfo.
     NOTE: Apache will conduct a conference call to discuss its results at 1 p.m. Central time on Thursday, April 29. The conference call will be webcast from Apache’s Web site, www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. on April 30. To access the telephone playback, dial (719) 457-0820 and provide Apache’s confirmation code, 4589281.
Additional information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Apache will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Mariner that also constitutes a prospectus of Apache. A definitive proxy statement/prospectus will be mailed to stockholders of Mariner. Apache and Mariner also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MARINER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents are not currently available. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Apache, Mariner, their respective directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Mariner in connection with the proposed transaction. Information regarding Apache’s directors and officers can be found in its proxy statement filed with the SEC on March 31, 2010 and information regarding Mariner’s directors and officers can be found in its proxy statement filed with the SEC on April 1, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Forward-looking statements and estimates of reserves
Statements in this document include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, future plans or other statements other than statements of historical fact, are forward-looking statements, and, accordingly, involve estimates, assumptions, risks and uncertainties. We can give no assurance that such statements will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, including, with respect to the Mariner merger: the timing to consummate the proposed merger agreement; the risk that a condition to closing of the proposed agreement may not be satisfied; the risk that a regulatory approval that may be required for the proposed agreement is not obtained or is obtained subject to conditions that are not anticipated; negative effects from the pendency of the merger; our ability to achieve the synergies and value creation contemplated by the proposed merger; our ability to promptly and effectively integrate the merged businesses; and the diversion of management time on agreement-related issues. Other risks and uncertainties and other factors that could materially affect actual results are discussed in Apache’s and Mariner’s most recent 10-Ks as well as each company’s other filings with the SEC available at the SEC’s website at www.sec.gov. Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.
Effective January 1, 2010, the United States Securities and Exchange Commission (SEC) now permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also “probable” reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as “possible” reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056 (Attn: Corporate Secretary).

You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)

	For the Quarter
	Ended March 31,
	2010	2009
REVENUES AND OTHER:
Oil and gas production revenues	$2,693,625	$1,603,614
Other	(20,374)	30,211

	2,673,251	1,633,825

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	638,498	580,617
Additional	—	2,818,161
Asset retirement obligation accretion	24,002	26,738
Lease operating expenses	440,246	397,489
Gathering and transportation	40,365	33,339
Taxes other than income	176,938	87,339
General and administrative	87,150	85,046
Financing costs, net	59,267	58,587

	1,466,466	4,087,316

INCOME (LOSS) BEFORE INCOME TAXES	1,206,785	(2,453,491)
Current income tax provision	342,974	2,494
Deferred income tax provision (benefit)	158,830	(699,045)

NET INCOME (LOSS)	704,981	(1,756,940)
Preferred stock dividends	—	1,420

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$704,981	$(1,758,360)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$2.09	$(5.25)

Diluted	$2.08	$(5.25)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	336,924	335,104

DILUTED SHARES OUTSTANDING	339,135	335,104

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands)

	For the Quarter
	Ended March 31,
	2010	2009
COSTS INCURRED: (1)
North America exploration and development	$528,389	$505,316
International exploration and development	481,771	486,782
Oil and gas property acquisitions	4,670	60,025

	$1,014,830	$1,052,123

(1) Includes noncash asset retirement costs and capitalized interest as follows:
Capitalized interest	$15,929	$16,009
Asset retirement costs	$22,234	$59,605

	March 31,	December 31,
	2010	2009
BALANCE SHEET DATA:
Cash and Cash Equivalents	$2,125,634	$2,048,117
Other Current Assets	2,912,621	2,537,732
Property and Equipment, net	23,404,857	22,900,615
Goodwill	189,252	189,252
Other Assets	595,797	510,027

Total Assets	$29,228,161	$28,185,743

Short-Term Debt	$113,634	$117,326
Other Current Liabilities	2,127,092	2,275,232
Long-Term Debt	4,950,755	4,950,390
Deferred Credits and Other Noncurrent Liabilities	5,278,144	5,064,174
Shareholders’ Equity	16,758,536	15,778,621

Total Liabilities and Shareholders’ Equity	$29,228,161	$28,185,743

Common shares outstanding at end of period	337,127	336,437

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter
	Ended March 31,
	2010	2009
PRODUCTION DATA:
OIL VOLUME — Barrels per day
Gulf Coast	50,509	48,810
Central	2,371	2,272
Permian	35,875	35,663

United States	88,755	86,745
Canada	14,330	16,349

North America	103,085	103,094

Egypt	90,746	83,525
Australia	27,090	7,836
North Sea	57,847	60,494
Argentina	9,921	12,438

International	185,604	164,293

Total	288,689	267,387

NATURAL GAS VOLUME — Mcf per day
Gulf Coast	380,712	312,332
Central	190,481	210,846
Permian	100,626	89,500

United States	671,819	612,678
Canada	313,537	357,215

North America	985,356	969,893

Egypt	361,986	317,823
Australia	207,294	142,039
North Sea	2,563	2,681
Argentina	154,723	191,955

International	726,566	654,498

Total	1,711,922	1,624,391

NGL VOLUME — Barrels per day
Gulf Coast	4,898	3,290
Central	493	358
Permian	1,452	1,262

United States	6,843	4,910
Canada	1,734	2,112

North America	8,577	7,022
Argentina	3,291	3,138

Total	11,868	10,160

BOE per day
Gulf Coast	118,859	104,155
Central	34,610	37,771
Permian	54,098	51,842

United States	207,567	193,768
Canada	68,320	77,997

North America	275,887	271,765

Egypt	151,077	136,496
Australia	61,639	31,509
North Sea	58,275	60,941
Argentina	38,999	47,568

International	309,990	276,514

Total	585,877	548,279

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter
	Ended March 31,
	2010	2009
PRICING DATA:
AVERAGE OIL PRICE PER BARREL
Gulf Coast	$76.94	$40.04
Central	75.24	35.96
Permian	75.06	34.74
United States (1)	74.33	42.67
Canada	75.39	37.98
North America (1)	74.47	41.93
Egypt	76.49	42.21
Australia	74.94	31.81
North Sea	74.34	44.26
Argentina	57.81	47.26
International	74.60	42.85
Total (1)	74.55	42.49

AVERAGE NATURAL GAS PRICE PER MCF
Gulf Coast	$5.71	$4.92
Central	5.73	3.78
Permian	7.12	3.79
United States (1)	6.06	4.57
Canada (1)	5.29	4.67
North America (1)	5.82	4.61
Egypt	3.57	3.60
Australia	2.22	1.60
North Sea	18.31	7.40
Argentina	2.17	1.98
International	2.94	2.71
Total (1)	4.60	3.84

AVERAGE NGL PRICE PER BARREL
Gulf Coast	$54.30	$25.36
Central	50.06	20.89
Permian	44.50	22.35
United States	51.91	24.26
Canada	40.54	20.60
North America	49.61	23.16
Argentina	34.60	17.11
Total	45.45	21.29

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION
FINANCIAL INFORMATION
(In thousands, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter
	Ended March 31,
	2010	2009
Income (Loss) Attributable to Common Stock (GAAP)	$704,981	$(1,758,360)

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	6,584	(4,814)
Additional depletion, net of tax	—	1,981,398

Adjusted Earnings (Non-GAAP)	$711,565	$218,224

Adjusted Earnings Per Share (Non-GAAP)
Basic	$2.11	$0.65

Diluted	$2.10	$0.65

Average Number of Common Shares
Basic	336,924	335,104

Diluted	339,135	336,994

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter
	Ended March 31,
	2010	2009
Net cash provided by operating activities	$1,153,429	$543,216
Changes in operating assets and liabilities	414,451	439,843

Cash from operations before changes in operating assets and liabilities	$1,567,880	$983,059